Exhibit 99.1
Essential Properties Announces Third Quarter 2025 Results
- Third Quarter Net Income per Share of $0.33 and AFFO per Share of $0.48 -
- Closed Investments of $369.8 million at a 8.0% Weighted Average Cash Cap Rate -
- Increases 2025 AFFO Guidance to $1.87 to $1.89 per Share -
- Issues 2026 AFFO Guidance of $1.98 to $2.04 per Share -
October 22, 2025
PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three and nine months ended September 30, 2025.
Third Quarter 2025 Financial and Operating Highlights:

Operating Results (compared to Third Quarter 2024):
•Investments (87 properties)	$ Invested	$369.8 million
	Weighted Avg Cash Cap Rate	8.0%
•Dispositions (7 properties)	Net Proceeds	$11.5 million
	Weighted Avg Cash Cap Rate	6.6%
•Net Income per Share	Increased by 22%	$0.33
•Funds from Operations (“FFO”) per Share (1)	Increased by 8%	$0.52
•Adjusted Funds from Operations (“AFFO”) per Share (1)	Increased by 12%	$0.48
Debt, Equity & Leverage Update:
•Public Debt Issuance (August 21, 2025)	10 years; 5.40% coupon	$400.0 million
•Equity Raised (Gross) - ATM Program (2)	$31.35/share	$13.8 million
•Pro Forma Net Debt to Annualized Adjusted EBITDAre (1)	As of Quarter End	3.8x
Year to Date 2025 Financial and Operating Highlights:

Operating Results (compared to 2024):
•Investments (212 properties)	$ Invested	$1.0 billion
	Weighted Avg Cash Cap Rate	7.9%
•Dispositions (41 properties)	Net Proceeds	$82.0 million
	Weighted Avg Cash Cap Rate	7.1%
•Net Income per share	Increased by 12%	$0.94
•FFO per share (1)	Increased by 7%	$1.51
•AFFO per share (1)	Increased by 8%	$1.39
Debt & Equity Activity:
•Public Debt Issuance (August 21, 2025)	10 years; 5.40% coupon	$400.0 million
•Equity Raised (Gross) - Follow-On Offering (March 20, 2025) (1)	$31.00/share	$292.3 million
•Equity Raised (Gross) - ATM Program (1)	$32.35/share	$153.3 million
1.See page 10 for reconciliations of non-GAAP financial measures to corresponding GAAP metrics.
2.All shares were sold on a forward basis and a total of 16,951,624 shares remain unsettled for estimated net proceeds of $520.6 million.

CEO Comments
Commenting on the third quarter 2025 results, the Company's President and Chief Executive Officer, Pete Mavoides, said, “Operating trends remained favorable for our business in the third quarter. Resilient tenant credit performance coming in ahead of expectations — and strong origination activity on the investment front — have put the Company in a position to hike guidance again this quarter. Notably, our 10.0% GAAP Cap Rate on investments this quarter represents a company record, highlighting the attractive risk-adjusted returns generated by our differentiated investment engine. As we look forward to 2026, the expansion in our origination platform and deep operator relationships are supportive of our strategic growth ambitions, as we continue to provide growth capital into the middle market consumer service economy at attractive rates of return for our shareholders.”
Portfolio Highlights
The Company’s investment portfolio as of September 30, 2025 is summarized as follows:

September 30, 2025
Number of properties	2,266
Weighted average lease term (WALT)	14.4 years
Weighted average rent coverage ratio	3.6x
Top 10 tenant concentration (% of cash ABR)	16.9%
Top 20 tenant concentration (% of cash ABR)	27.6%
Weighted average occupancy	99.8%
Total square feet of rentable space	25.2 million
Service-oriented or experience-based (% of cash ABR)	92.1%
Properties subject to master lease (% of cash ABR)	66.0%
Portfolio Update
Investments
During the three months ended September 30, 2025, the Company's $369.8 million of investment activity had a weighted average closing date of August 14, 2025. Additional details about the Company’s investment activity during the three and nine months ended September 30, 2025 are summarized as follows:

	Quarter Ended September 30, 2025	Year to Date September 30, 2025
Investments:
Investment volume	$369.8 million	$1.0 billion
Number of transactions	35	81
Property count	87	212
Weighted average cash / GAAP cap rate	8.0%/10.0%	7.9%/9.7%
Weighted average lease escalation	2.3%	2.2%
% Subject to master lease	76%	72%
% Sale-leaseback transactions	97%	94%
% Existing relationship	70%	81%
% Required financial reporting (tenant/guarantor)	100%	100%
WALT	18.6 years	18.6 years

Dispositions
The Company’s disposition activity during the three and nine months ended September 30, 2025 is summarized as follows:

	Quarter Ended September 30, 2025	Year to Date September 30, 2025
Dispositions:
Net proceeds	$11.5 million	$82.0 million
Number of properties sold	7	41
Net gain / (loss)	$1.4 million	$8.4 million
Weighted average cash cap rate (excluding vacant properties and sales subject to a tenant purchase option )	6.6%	7.1%
Loan Repayments
Loan repayments received by the Company during the three and nine months ended September 30, 2025 are summarized as follows:

	Quarter Ended September 30, 2025	Year to Date September 30, 2025
Loan Repayments:
Proceeds—Principal	$13.9 million	$19.8 million
Number of properties	4	9
Weighted average interest rate	9.1%	8.5%
Leverage and Liquidity
The Company's leverage and liquidity as of September 30, 2025 are summarized in the following table.

	September 30, 2025	Pro Forma (1) September 30, 2025
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.8x	3.8x

Liquidity:
Cash and cash equivalents and restricted cash	$23.8 million	$424.4 million
Unused revolving credit facility capacity	$880.0 million	$1.0 billion
Forward equity sales - unsettled	$520.6 million	—
Total available liquidity	$1.4 billion	$1.4 billion

ATM Program:
October 2024 ATM Program initial availability	$750.0 million
Aggregate gross sales under the October 2024 ATM Program	$232.2 million
Availability remaining under the October 2024 ATM Program	$517.8 million
1.Pro forma adjustments have been made to reflect 16,951,624 unsettled shares sold on a forward basis as if they had been physically settled for cash on September 30, 2025, with proceeds used to repay amounts outstanding on the Company's revolving credit facility.

Equity Activity
The Company's equity activity during the three months ended September 30, 2025 is summarized in the following table.

	Primary Offering		ATM Program		Total
	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Net Proceeds (000s)
Forward Shares Unsettled - June 30, 2025	9,430,000	$30.26	7,082,921	$31.30	16,512,921	$30.70	$507,007
Shares Sold - Current Quarter	—	—	438,703	30.95	438,703	30.95	13,578
Shares Settled - Current Quarter	—	—	—	—	—	—	—
Forward Shares Unsettled - September 30, 2025	9,430,000		7,521,624		16,951,624	$30.71	$520,584
1.All prices are inclusive of forward price adjustments as of September 30, 2025.

Guidance
2026 Guidance
The Company currently expects 2026 AFFO per share on a fully diluted basis to be within a range of $1.98 to $2.04. The guidance range includes an estimate for investment volume of $1.0 billion to $1.4 billion, and Cash G&A expense of $31 million to $35 million.
2025 Guidance
The Company is increasing its previously issued expectation for 2025 AFFO per share on a fully diluted basis to a range of $1.87 to $1.89. This guidance range includes an estimate for investment volume of $1.2 billion to $1.4 billion, and Cash G&A expense of $28 million to $31 million.
Note: The Company does not provide guidance for the most comparable GAAP financial measures, net income and general and administrative expense, or a reconciliation of the forward-looking non-GAAP financial measures of AFFO to net income computed in accordance with GAAP and Cash G&A expense to general and administrative expense computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measures, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and non-cash compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.
Dividend Information
As previously announced, on September 5, 2025, Essential Properties' board of directors declared a cash dividend of $0.30 per share of common stock for the quarter ended September 30, 2025. The third quarter 2025 dividend represents an annualized dividend of $1.20 per share of common stock. The dividend was paid on October 14, 2025 to stockholders of record as of the close of business on September 30, 2025.
Conference Call Information
In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, October 23, 2025 at 10:00 a.m. ET to discuss the results. To access the conference, dial 800-343-4136 (International: 203-518-9843) and use the conference ID: EPRT. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.
A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 11160104. The telephone replay will be available through November 6, 2025.

A replay of the conference call webcast will be available on our website approximately three hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.
Supplemental Materials
The Company’s Investor Presentation and Supplemental Information—Third Quarter 2025 is available on Essential Properties’ website at investors.essentialproperties.com.
About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2025, the Company’s portfolio consisted of 2,266 freestanding net lease properties with a weighted average lease term of 14.4 years and a weighted average rent coverage ratio of 3.6x. In addition, as of September 30, 2025, the Company’s portfolio was 99.8% leased to tenants operating 645 different concepts across 48 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.
The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that it will file with the Commission.

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental revenue[1,2]	$136,544	$110,512	$387,444	$313,392
Interest on loans and direct financing lease receivables	8,129	6,477	23,228	16,075
Other revenue	261	143	680	434
Total revenues	144,934	117,132	411,352	329,901

Expenses:
General and administrative	10,211	8,623	32,423	26,691
Property expenses[2]	1,850	1,536	5,604	3,685
Depreciation and amortization	38,976	30,879	112,559	89,332
Provision for impairment of real estate	1,439	5,695	7,934	12,259
Change in provision for credit losses	83	246	83	249
Total expenses	52,559	46,979	158,603	132,216
Other operating income:
Gain (loss) on dispositions of real estate, net	1,361	(243)	8,421	1,402
Income from operations	93,736	69,910	261,170	199,087
Other (expense)/income:
Interest expense	(28,348)	(21,627)	(77,139)	(54,586)
Interest income	582	1,169	1,907	2,510
Other income	—	—	—	1,548
Income before income tax expense	65,970	49,452	185,938	148,559
Income tax expense	170	159	485	470
Net income	65,800	49,293	185,453	148,089
Net income attributable to non-controlling interests	(180)	(153)	(511)	(460)
Net income attributable to stockholders	$65,620	$49,140	$184,942	$147,629

Basic weighted-average shares outstanding	198,141,272	175,330,976	194,753,085	172,656,778
Basic net income per share	$0.33	$0.28	$0.95	$0.85

Diluted weighted-average shares outstanding	199,875,244	179,610,599	196,853,561	175,365,280
Diluted net income per share	$0.33	$0.27	$0.94	$0.84
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $229, $285, $671 and $619 for the three and nine months ended September 30, 2025 and 2024, respectively.
2.Includes reimbursable income or reimbursable expenses from the Company’s tenants of $1,198, $1,172, $3,680 and $2,333 for the three and nine months ended September 30, 2025 and 2024, respectively.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$2,125,042	$1,865,610
Building and improvements	4,242,118	3,536,000
Lease incentives	18,421	17,903
Construction in progress	42,912	153,789
Intangible lease assets	101,236	94,047
Total real estate investments, at cost	6,529,729	5,667,349
Less: accumulated depreciation and amortization	(577,367)	(476,827)
Total real estate investments, net	5,952,362	5,190,522
Loans and direct financing lease receivables, net	403,347	352,066
Real estate investments held for sale, net	1,359	10,018
Net investments	6,357,068	5,552,606
Cash and cash equivalents	23,842	40,713
Restricted cash	—	4,265
Straight-line rent receivable, net	179,711	143,435
Derivative assets	10,598	27,714
Rent receivables, prepaid expenses and other assets, net	38,808	29,949
Total assets	$6,610,027	$5,798,682

LIABILITIES AND EQUITY
Unsecured term loans, net of deferred financing costs	$1,724,055	$1,721,114
Senior unsecured notes, net	786,312	396,403
Revolving credit facility	120,000	—
Intangible lease liabilities, net	10,903	10,700
Dividend payable	59,836	55,608
Derivative liabilities	28,468	7,585
Accrued liabilities and other payables	35,971	35,145
Total liabilities	2,765,545	2,226,555
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 198,144,552 and 187,537,592 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1,981	1,875
Additional paid-in capital	3,967,376	3,658,219
Distributions in excess of cumulative earnings	(112,224)	(113,302)
Accumulated other comprehensive (loss) income	(20,628)	16,886
Total stockholders' equity	3,836,505	3,563,678
Non-controlling interests	7,977	8,449
Total equity	3,844,482	3,572,127
Total liabilities and equity	$6,610,027	$5,798,682

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
(unaudited, in thousands except per share amounts)	2025	2024	2025	2024
Net income	$65,800	$49,293	$185,453	$148,089
Depreciation and amortization of real estate	38,936	30,839	112,435	89,211
Provision for impairment of real estate	1,439	5,695	7,934	12,259
Gain (loss) on dispositions of real estate, net	(1,361)	243	(8,421)	(1,402)
Funds from Operations	104,814	86,070	297,401	248,157
Non-core expense (income)	—	—	—	—
Core Funds from Operations	104,814	86,070	297,401	248,157
Adjustments:
Straight-line rental revenue, net	(14,446)	(11,099)	(37,524)	(31,259)
Non-cash interest	1,396	1,115	4,032	2,999
Non-cash compensation expense	3,553	2,618	11,018	8,205
Other amortization expense	858	261	1,378	736
Other non-cash adjustments	657	413	1,390	974
Capitalized interest expense	(619)	(1,486)	(2,756)	(3,690)
Adjusted Funds from Operations	$96,213	$77,892	$274,939	$226,122

Net income per share[1]:
Basic	$0.33	$0.28	$0.95	$0.85
Diluted	$0.33	$0.27	$0.94	$0.84
FFO per share[1]:
Basic	$0.53	$0.49	$1.52	$1.43
Diluted	$0.52	$0.48	$1.51	$1.41
Core FFO per share[1]:
Basic	$0.53	$0.49	$1.52	$1.43
Diluted	$0.52	$0.48	$1.51	$1.41
AFFO per share[1]:
Basic	$0.48	$0.44	$1.40	$1.30
Diluted	$0.48	$0.43	$1.39	$1.29
1.Calculations exclude $227, $118, $682 and $352 from the numerator for the three and nine months ended September 30, 2025 and 2024, respectively, related to dividends paid on unvested restricted stock units and LTIP units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended September 30, 2025
Net income	$65,800
Depreciation and amortization	38,976
Interest expense	28,348
Interest income	(582)
Income tax expense	170
EBITDA	132,712
Provision for impairment of real estate	1,439
Gain (loss) on dispositions of real estate, net	(1,361)
EBITDAre	132,790
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	4,742
Adjustment for other non-core or non-recurring activity[2]	781
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(302)
Adjusted EBITDAre - Current Estimated Run Rate	138,011
General and administrative expense	10,542
Adjusted net operating income ("NOI")	148,553
Straight-line rental revenue, net[1]	(15,965)
Other amortization expense	858
Adjusted Cash NOI	$133,446

Annualized EBITDAre	$531,160
Annualized Adjusted EBITDAre	$552,044
Annualized Adjusted NOI	$594,212
Annualized Adjusted Cash NOI	$533,784
1.Adjustment is made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended September 30, 2025 had occurred on July 1, 2025.
2.Adjustment is made to i) exclude non-core adjustments made in computing Core FFO, ii) exclude changes in the Company's provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3.Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	September 30, 2025	Rate	Wtd. Avg. Maturity

Unsecured debt:
February 2027 term loan[1]	$430,000	2.4%	1.4 years
January 2028 term loan[1]	400,000	4.6%	2.3 years
February 2029 term loan[1,2]	450,000	5.3%	3.4 years
January 2030 term loan[1,2]	450,000	4.8%	4.3 years
Senior unsecured notes due July 2031	400,000	3.1%	5.8 years
Senior unsecured notes due December 2035	400,000	5.4%	10.2 years
Revolving credit facility[2,3]	120,000	4.9%	4.4 years
Total unsecured debt	2,650,000	4.3%	4.5 years
Gross debt	2,650,000
Less: cash & cash equivalents	(23,842)
Less: restricted cash available for future investment	—
Net debt	2,626,158

Equity:
Preferred stock	—
Common stock & OP units (198,698,399 shares @ $29.76/share as of 9/30/25)[4]	5,913,264
Total equity	5,913,264
Total enterprise value ("TEV")	$8,539,422

Pro forma adjustments to Net debt and TEV:[5]
Net debt	$2,626,158
Less: Unsettled forward equity (16,951,624 shares @ $30.71/share as of 9/30/25)	(520,584)
Pro forma net debt	2,105,574
Total equity	5,913,264
Common stock — unsettled forward equity (16,951,624 shares @ $29.76/share as of 9/30/25)	504,480
Pro forma TEV	$8,523,318

Gross Debt / Undepreciated Gross Assets	36.9%
Net Debt / TEV	30.8%
Net Debt / Annualized Adjusted EBITDAre	4.8x

Pro Forma Gross Debt / Undepreciated Gross Assets	34.4%
Pro Forma Net Debt / Pro Forma TEV	24.7%
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.8x
1.Rates presented for the Company's term loans are fixed at the stated rates after giving effect to its interest rate swaps plus applicable margin and SOFR premium of 95bps.
2.Weighted average maturity calculation is made after giving effect to extension options exercisable at the Company's election.
3.The Company's revolving credit facility provides a maximum aggregate initial original principal amount of up to $1.0 billion and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $1.0 billion. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps.
4.Common stock & OP units as of September 30, 2025, based on 198,144,552 common shares outstanding and 553,847 OP units held by non-controlling interests.
5.Pro forma adjustments have been made to reflect the unsettled portion of shares sold on a forward basis as if they had been physically settled for cash on September 30, 2025.

Investor/Media:
Essential Properties Realty Trust, Inc.
Robert W. Salisbury, CFA
Senior Vice President, Head of Corporate Finance & Strategy
609-436-0619
investors@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.

Non-GAAP Financial Measures and Certain Definitions
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.
FFO, Core FFO and AFFO
The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).
The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expenses or other non-core amounts as they occur.
To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest, non-cash compensation expense, other amortization expense, other non-cash adjustments and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.
FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
EBITDA and EBITDAre
The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The

Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.
EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Net Debt
The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
NOI and Cash NOI
The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash adjustments. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI
The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.
Cash ABR
Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate
Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.
GAAP Cap Rate
GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.
Rent Coverage Ratio
Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.